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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-56488) and related Prospectus of WFS Financial Inc for the registration of 5,722,024 shares of its common stock and to the incorporation of that Prospectus into a Registration Statement on Form S-3 filed pursuant to Rule 462(b) for the registration of an additional 635,781 shares of its common stock.


                                             /s/ ERNST & YOUNG LLP
                                                 ERNST & YOUNG LLP


Los Angeles, California
April 25, 2001